UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2009

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Appalachia Purchase and Sale Agreement

On September 29, 2009, EXCO – North Coast Energy, Inc. (“EXCO – North Coast”), a wholly-owned subsidiary of EXCO Resources, Inc. (“EXCO”), entered into a Purchase and Sale Agreement (the “Appalachia Purchase Agreement”) with EnerVest Energy Institutional Fund XI-A, L.P. (“EnerVest XI-A”), EnerVest Energy Institutional Fund XI-WI, L.P. (“EnerVest XI-WI”) and EV Properties, L.P. (“EV Properties” and, together with EnerVest XI-A and EnerVest XI-WI, “EnerVest”), with an economic effective date of September 1, 2009. Pursuant to the Appalachia Purchase Agreement, upon the terms and subject to the conditions set forth therein, EXCO – North Coast has agreed to sell all of its interests in certain oil and natural gas properties located in Ohio and Northwestern Pennsylvania, and EnerVest has agreed to purchase such interests, for a purchase price of $145 million, in cash, subject to certain adjustments as provided for in the Appalachia Purchase Agreement.

The Appalachia Purchase Agreement contains customary representations, warranties, covenants, indemnities and termination provisions and the parties are subject to customary closing conditions. This transaction is expected to close on or before November 24, 2009.

Midcontinent Purchase and Sale Agreement

On September 30, 2009, EXCO entered into a Purchase and Sale Agreement (the “Midcontinent Purchase Agreement”) with Sheridan Holding Company I, LLC (“Sheridan”), with an economic effective date of October 1, 2009. Pursuant to the Midcontinent Purchase Agreement, upon the terms and subject to the conditions set forth therein, EXCO has agreed to sell all of its interests in oil and natural gas properties located in Oklahoma, and Sheridan has agreed to purchase such interests, for a purchase price of $540 million, in cash, subject to certain adjustments as provided for in the Midcontinent Purchase Agreement.

The Midcontinent Purchase Agreement contains customary representations, warranties, covenants, indemnities and termination provisions and the parties are subject to customary closing conditions. This transaction is expected to close on or before November 13, 2009.

Fifth Amendment to Second Amended and Restated Credit Agreement

On September 30, 2009, EXCO, as borrower, and certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto, entered into a Fifth Amendment to Second Amended and Restated Credit Agreement (the “Fifth Amendment”), effective as of September 30, 2009. The Fifth Amendment permits the payment by EXCO and its guarantors of cash dividends on EXCO’s common stock in an aggregate amount of $50 million over any four consecutive fiscal quarters.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by the full text of the Fifth Amendment, which is filed herewith as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2009, EXCO issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the execution of the Appalachia Purchase Agreement and the transactions contemplated therein.

On September 30, 2009, EXCO issued a press release, a copy of which is furnished as Exhibit 99.2, announcing the execution of the Midcontinent Purchase Agreement and the transactions contemplated therein.

In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2009, among EXCO Resources, Inc., as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

99.1	Press Release dated September 29, 2009.

99.2	Press Release dated September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: October 5, 2009	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2009, among EXCO Resources, Inc., as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatories thereto.

99.1	Press Release dated September 29, 2009.

99.2	Press Release dated September 30, 2009.

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